UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2024

SHF Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-40524	90-2409612
(Commission File Number)	(IRS Employer Identification No.)

1526 Cole Blvd., Suite 250

Golden, Colorado 80401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (303) 431-3435

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Class A Common Stock, $0.0001 par value per share	SHFS	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Class A Common Stock at an exercise price of $11.50 per share	SHFSW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 29, 2022, SHF Holdings, Inc., a Delaware corporation (the “Company”), SHF Merger Sub I Inc., a Delaware corporation and a direct wholly-owned subsidiary of Parent (“Merger Sub I”), SHF Merger Sub II LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Parent (“Merger Sub II”), Rockview Digital Solutions, Inc., a Delaware corporation, d/b/a Abaca (“Abaca”), and Dan Roda, solely in such individual’s capacity as the representative of Abaca’s securityholders (the “Stockholders’ Representative” and together with Parent, Merger Sub I, Merger Sub II and Abaca, collectively, the “Parties”) entered into that certain Agreement and Plan of Merger (the “Original Agreement”), which was subsequently amended on November 11, 2022 (the “First Amendment”), and amended again on October 26, 2023 (the “Second Amendment”).

As part of its entrance into the Second Amendment, the Company agreed to, among other things, prepare, pay, and file or cause to be filed a registration statement which would register the resale of the Registrable Securities (as such term is defined in the Original Agreement) then held by the holders of such securities. The Parties have agreed to enter into an amendment to the Second Amendment, that certain First Amendment to Second Amendment to Agreement and Plan of Merger, Warrant Agreement, and Lock-up Agreement dated February 27, 2024 (the “New Amendment”) in order to eliminate the requirement for the Company to file such a resale registration statement. The New Amendment also contains amendments to certain provisions of the warrant agreement by and between the Company and the Stockholders’ Representative (the “Warrant Agreement”), which was an exhibit to the Second Amendment in order to further carry out the intent of eliminating the requirement for the Company to file such a resale registration statement under the terms and conditions of such warrant agreement. The New Amendment also contains amendments to certain specific provisions of the lock-up agreement by and between the Company and the Stockholders’ Representative (the “Lock-up Agreement”), which was executed on November 14, 2022 in connection with the First Amendment in order to carry out the intent of the Second Amendment and the New Amendment.

Except as set forth in the New Amendment, the Second Amendment, the Warrant Agreement, and the Lock-up Agreement shall remain in full force and effect in accordance with their original terms. Furthermore, the Parties agreed that the Original Agreement, the First Amendment, the Second Amendment, and the Warrant Agreement shall be interpreted consistent with the New Amendment. In the event of any conflict between the Original Agreement, the First Amendment, the Second Amendment, and the Warrant Agreement and the New Amendment, the New Amendment shall prevail.

The foregoing description of the New Amendment and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by the full text of the New Amendment, a copy of which is attached hereto as Exhibit 2.1, and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit

2.1	First Amendment to Second Amendment to Agreement and Plan of Merger, Warrant Agreement, and Lock-up Agreement dated February 27, 2024.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHF HOLDINGS, INC.

Date: March 4, 2024	By:	/s/ Donnie Emmi
Chief Legal Officer